UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): June 23, 2005
                         CITADEL SECURITY SOFTWARE INC.
             (Exact Name of Registrant as Specified in its Charter)

                 DELAWARE            000-33491            75-2873882
             (STATE OR OTHER     (COMMISSION FILE       (IRS EMPLOYER
             JURISDICTION OF          NUMBER)       IDENTIFICATION NUMBER)
              INCORPORATION)

                               TWO LINCOLN CENTRE
                          5420 LBJ FREEWAY, SUITE 1600
                              DALLAS, TEXAS 75240
               (Address of Principal Executive Offices)(Zip Code)

       Registrant's Telephone Number, Including Area Code: (214) 520-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On June 23, 2005, Citadel Security Software Inc. (the "Company") received a letter from The Nasdaq Stock Market (the "Notice') notifying the Company that for the 30 consecutive trading days preceding the date of the Notice, the bid price of the Company's common stock had closed below the $1.00 per share minimum required for continued inclusion on The Nasdaq SmallCap Market pursuant to Nasdaq Marketplace Rule 4310(c)(4). The Notice further stated that the Company has been provided 180 calendar days, or until December 20, 2005, to regain compliance with the $1.00 per share bid price requirement in accordance with Nasdaq Marketplace Rule 4310(c)(8)(D). To regain compliance with the bid price requirement, the bid price of the Company's common stock must close at or above $1.00 per share for a minimum of ten consecutive trading days prior to December 20, 2005. If by December 20, 2005 the Company has not regained compliance with the minimum bid price requirement, the Company may be granted an additional 180 day grace period to regain compliance under applicable Nasdaq rules, provided it meets The Nasdaq SmallCap Market initial listing criteria (other than the minimum bid price requirement) at that time. If the Company is not eligible for an additional compliance period at December 20, 2005, the Nasdaq will provide written notification to the Company that the Company's securities will be delisted. At that time, the Company may appeal the Nasdaq's determination to delist the securities to a Nasdaq Listing Qualifications Panel.


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The Company intends to monitor the bid price for its common stock between now and December 20, 2005. If its common stock does not trade at a level that is likely to regain compliance, the Company's Board of Directors will consider options available to the Company to achieve compliance.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Citadel Security Software Inc.
(Registrant)

By: /s/ STEVEN B. SOLOMON
Steven B. Solomon
Chief Executive Officer

Dated as of June 24, 2005